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Exhibit 10.38

                             M & F WORLDWIDE, CORP.
                  OUTSIDE DIRECTORS DEFERRED COMPENSATION PLAN

1. NAME. This plan shall be known as the M & F Worldwide, Corp. Outside Directors Deferred Compensation Plan and is herein referred to as the "Plan."

2.   DEFINITIONS. The following definitions shall apply in interpreting the
     Plan:

     a. "Account" shall mean an individual account established by the Company in the name of each Participant containing a number of Stock Units equal to the number of shares of Stock hypothetically purchased with deferred Compensation, together with dividend equivalents deemed to have been paid on each Stock Unit in such account.

     b. "Beneficiary" shall mean such individual or the trustees or trustee of a trust as may be designated by a Participant pursuant to such Participant's deferral election.

     c.   "Board" means the Board of Directors of the Company.

     d. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     e.   "Company" shall mean M & F Worldwide, Corp., a Delaware corporation.

     f. "Compensation" shall mean any retainer fees, meeting fees and any other director fees, payable in the form of cash by the Company as consideration for services as a member of the Board.

     g. "Fair Market Value" per share as of a particular date shall mean (i) the closing price per share of Stock on a national securities exchange or on the NASDAQ stock market for the last preceding date on which there was a sale of Stock on such exchange, or (ii) if the shares of Stock are then traded on any other over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of Stock in such market or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

     h. "Non-Employee Director" means a person (a) who is serving as a member of the Board and (b) who is not an officer or employee of the Company.


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     i.   "Participant" shall mean an eligible Non-Employee Director who elects to defer Compensation under the terms of the Plan.

     j. "Plan Year" shall mean the calendar year; provided, however, that the first Plan Year shall commence on the date on which the Plan is adopted and shall terminate on the next December 31.

     k. "Stock" shall mean the Common Stock of the Company, par value $0.01 per share.

     l. "Stock Unit" shall mean a bookkeeping unit credited to a Participant's Account, in accordance with Section 4(a) below.


3.   PARTICIPATION.

     a. All Non-Employee Directors are eligible to participate in the Plan. Each Non-Employee Director of the Company receiving Compensation may elect to have all or part of such Compensation otherwise payable to him or her deferred and paid at the time and in the manner prescribed herein. Non-Employee Directors may elect to defer 100%, 50% or 0% of their total Compensation. Such deferral shall be made on a form set forth on Exhibit A, or such other form as shall be determined by the Board from time to time.

     b. A Non-Employee Director may elect to participate in the Plan with respect to Compensation payable with respect to such Plan Year by making an election no later than December 31 of the Plan Year immediately preceding the Plan Year in respect of which such Compensation is payable; provided, however, that, with respect to the Plan Year during which the Plan is initially adopted by the Company, any Non-Employee Director serving as of the date of adoption of the Plan may, within thirty days of the Plan's Effective Date (as defined in Section 9), elect to defer Compensation commencing upon such election and provided further, the Board may allow a Non-Employee Director whose term begins during any Plan Year to elect within thirty
          (30) days after the start of his or her term to defer Compensation commencing upon such election.

     c. Any election to defer Compensation communicated to the Company as provided in Section 3(a) shall continue in force until the end of the Plan Year for which the Participant made such election. The amount accumulated pursuant to the Plan prior to any notice of election to cease future deferrals will continue to be subject to the provisions of the Plan.

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4.   METHOD OF DEFERRAL OF COMPENSATION.

     a. The Company shall establish an Account on its books in the name of each Participant. The Account shall consist of a number of Stock Units equal to the number of shares of Stock hypothetically purchased with deferred cash Compensation, together with any cash paid as dividends on each Stock Unit in the Account (prior to conversion of such cash to Stock Units pursuant to Section 4(c)). The number of Stock Units hypothetically purchased with deferred Compensation shall be equal to the amount of such cash Compensation divided by the Fair Market Value of a share of Stock on the date such Compensation would otherwise have been payable.

     b. Amounts deferred pursuant to the Plan shall be credited to each Participant's Account in the form of Stock Units on or about the last business day of each month.

     c. When cash dividends are declared and paid on the Stock, the Account of each Participant shall be credited with an amount equal to the cash which would have been paid if each Stock Unit in such Account, as of the dividend payment date, had been one share of outstanding Stock on the record date for payment of dividends. Any cash credited by reason of the payment of dividend equivalents shall be converted once per Plan Year effective March 15 into a number of Stock Units equal to the maximum number of whole shares of Stock which could be purchased with such accumulated balance on the conversion date. If installment payments are being made from the Participant's Account as provided in
          Section 5 hereunder, such dividend equivalents accruing during the payout period shall be paid on each Payment Date (as defined in Section 5(b)) to the Participant or Beneficiary, as the case may be.

5.   DISTRIBUTION OF DEFERRED COMPENSATION.

     a. The Company shall pay or commence payment to the Participant of the balance credited to such Participant's Account: (i) within sixty (60) days after the Participant's service on the Board ends or (ii) at such other time as the Participant shall specifically and irrevocably designate when he or she signs the letter agreement in the form attached as Exhibit A or such other form as the Board may prescribe from time to time (such date, "Distribution Event"). In the event the Participant's service on the Board ceases by reason of the Participant's death, payments due to the Participant under the Plan will be distributed to the Beneficiaries designated by the Participant in the manner elected by the Participant in the letter agreement.

     b. Distributions from the Participant's Account may be made either: (i) in Stock or (ii) in cash either in a lump-sum or in equal annual installments over a period of years (no more than 10). Such installment payments shall

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          be made on, or as soon as practicable following, the last business day of the fiscal year of the Company (each such date, the "Payment Date") commencing in the year in which occurs the applicable Distribution Event. If no specific election as to time and manner of payment is designated, payment shall be made in a lump-sum cash payment.

     c. If the Participant elects to receive distributions in Stock, the Participant will receive the number of shares of Stock equal to the number of Stock Units held in the Participant's Account on the date of the applicable Distribution Event. If the Participant elects to receive a cash distribution in a lump-sum, the Participant will receive an amount in cash equal to the number of Stock Units held in the Participant's Account multiplied by the Fair Market Value of a share of Stock on the date of the applicable Distribution Event. Unless otherwise determined by the Board, if the Participant elects to receive cash distributions in installments, each installment will equal the value, immediately prior to the Payment Date, of the Stock Units then in the Participant's Account, divided by the number of remaining installments, plus any dividends that accrued since the last Payment Date but were not yet converted to Stock Units.

6.   ADMINISTRATION.

     a. The Plan shall be administered by the Board. The Board shall have all authority that may be deemed appropriate for administering the Plan, including the discretion and authority to interpret the Plan and to adopt rules and regulations for implementing, amending and carrying out the Plan. The Board may delegate such duties as it determines to a committee of the Board.

     b. All determinations made by the Board with respect to the Plan shall be conclusive and binding on the Company and its successors, the Participants and their Beneficiaries.

7.   GENERAL PROVISIONS.

     a. The Stock Units allocated to a Participant's Account may be adjusted, converted or cancelled by the Board, as it deems appropriate, to reflect any reclassification, recapitalization, stock split, dividend or similar distribution (whether in the form of cash, stock or other property) affecting the Stock, combination, merger, consolidation, spin-off, share exchange, repurchase or other similar corporate transaction or event that, in the discretion of the Board, affects the Stock such that an adjustment is appropriate.

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     b.   The right of any Participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

     c. A Participant may change his or her Beneficiaries at any time by notifying the Board in such form as the Board shall from time to time designate.

     d. No Participant or Beneficiary shall have any power to commute, encumber, sell, or otherwise dispose of the rights provided herein, and such rights shall be non-assignable and non-transferable.

8.   TERMINATION OF THE PLAN; AMENDMENT OF THE PLAN.

     a. The Plan shall continue in effect until terminated by resolution of the Board.

     b. The Plan may be amended from time to time by resolution of the Board; provided, however, that no amendment may adversely alter the rights of Participants to amounts credited to their Accounts as of the date of the amendment.

9.   EFFECTIVE DATE OF THE PLAN.

     a. The Plan was adopted by the Board to be effective as of ________, 2003 (the "Effective Date"). The Plan shall be effective with respect to any Compensation payable to a Non-Employee Director for services rendered after such effective date.

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                                    EXHIBIT A


     [Address]

     Attention:  Secretary

     Gentlemen:

              Pursuant to the provisions of Section 3 of the M & F Worldwide, Corp. Deferred Compensation Plan for Non-Employee Directors (hereinafter called the "Plan"), I hereby irrevocably elect to have the indicated percentage of my retainer fees, meeting fees and any other director fees which may have become payable to me with respect to [2004] deferred in Stock Units in the manner provided in the Plan: (Designate percentage to be deferred.)


         [ ]        100%
         [ ]        50%
         [ ]        0%

     This direction shall be effective only for fees payable to me with respect to 2004.

     I elect to have amounts I have deferred distributed to me:

         [ ]        Within 60 days after my service on the Board ends
         [ ]        ______________________________ (please specify the date
which will trigger distribution of payments to you)

     I elect to receive payments upon distribution in:

         [ ]        Stock
         [ ]        Cash, in a lump sum
         [ ]        Cash, in annual installments over __ years (must be 10 or
         fewer). (Each installment will equal the value, immediately prior to the Payment Date, of the Stock Units then in my Account, divided by the number of remaining installments, plus any dividends that accrued since the last Payment Date.)

     If I die while a director of the Company or prior to receiving of all distributions to which I am entitled under the Plan, I hereby direct that any amounts remaining in my Account be distributed as follows in:

         [ ]      Stock to                ____________________________


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                                          (Insert Name of Beneficiary)


                                         ------------------------------

                                         ------------------------------
                                        (If more than one Beneficiary is named,
                                         indicate percentages to be paid to
                                         each Beneficiary)

         [ ]      Cash, in a lump sum to ______________________________
                                          (Insert Name of Beneficiary)


                                         ------------------------------

                                         ------------------------------
                                        (If more than one Beneficiary is named,
                                         indicate percentages to be paid to each
                                         Beneficiary)

         [ ]   Cash, in continued installments as directed by me above


                                         ------------------------------
                                           (Name one Beneficiary only)

                                         ------------------------------
                                                  (Signature)
     Date:


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